Exhibit 10.1

Execution Version

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of September 19, 2019

among

MONTAGE RESOURCES CORPORATION,
as Borrower,

BANK OF MONTREAL,
as Administrative Agent,

and

the Lenders Party Hereto

FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of September 19, 2019, is among MONTAGE RESOURCES CORPORATION, a Delaware corporation, the Lenders party hereto, and BANK OF MONTREAL, as Administrative Agent.

R E C I T A L S

A.The Borrower, the Administrative Agent and the Lenders from time to time parties thereto are parties to that certain Third Amended and Restated Credit Agreement dated as of February 28, 2019, (as amended, restated, amended and restated, supplemented or modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.The Borrower has requested that the Administrative Agent and the Lenders amend, and the Administrative Agent and the Lenders party hereto have agreed to amend, the Credit Agreement as herein set forth.

C.Now, therefore, to induce the Administrative Agent and the Lenders to enter into this Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.Defined Terms.  Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Amendment.  Unless otherwise indicated, all annex, article and section references in this Amendment refer to annexes, articles or sections of the Credit Agreement, as applicable.

Section 2.Amendments to the Credit Agreement.

(a)Amendments to Section 1.02.  The following defined terms are hereby added to Section 1.02 in appropriate alphabetical order to read in their entirety as follows:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(a)  a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)  a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)  a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 12.18.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“IBA” has the meaning assigned to it in Section 1.07.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 12.18.

“Supported QFC” has the meaning assigned to it in Section 12.18.

“U.S. Special Resolution Regimes” has the meaning assigned to it in Section 12.18.

(b)Addition of Section 1.07.  A new Section 1.07 is hereby added to the Credit Agreement to read in its entirety as follows:

Section 1.07 Interest Rates; LIBOR Notification.  The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate.  The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market.  In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 3.03(b) of this Agreement, such Section 3.03(b) provides a mechanism for determining an alternative rate of interest.  The Administrative Agent will notify the Borrower, pursuant to Section 3.03, in advance of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 3.03(b), will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

(c)Addition of Section 11.12.  A new Section 11.12 is hereby added to the Credit Agreement to read in its entirety as follows:

Section 11.12 Credit Bidding.  The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Majority Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral (as defined in the Security Instruments)  in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (as defined in the Security Instruments)  (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States of America, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States of America, or any similar laws in any other jurisdictions to which a Credit Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Majority Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Majority Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Majority Lenders contained in Section 12.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral (as defined in the Security Instruments)  for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

(d)Addition of Section 11.13.  A new Section 11.13 is hereby added to the Credit Agreement to read in its entirety as follows:

Section 11.13 Certain ERISA Matters.  (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i)  such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)  the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)  (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part

I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)  such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)  In addition, unless Section 11.13(a)(i) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in Section 11.13(a)(iv), such Lender further (A) represents and warrants, as of the date such Person became a Lender party hereto, to, and (B) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that none of the Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c)  The Administrative Agent, and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

(e)Addition of Section 12.18.  A new Section 12.18 is hereby added to the Credit Agreement to read in its entirety as follows:

Section 12.18  Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 3.New Lenders; Reallocation of Commitments.  Each of the institutions undersigned as a New Lender (each a “New Lender”) intends to become a party to the Credit Agreement as a Lender.  Each New Lender and each of the other Lenders have agreed, and the Borrower and the Administrative Agent hereby consent, to the following: (a) the assignment of rights and obligations under the Credit Agreement by the Lenders and reallocation of certain Lender’s respective Commitments, Maximum Credit Amounts and Loans and (b) each New Lender’s becoming party to the Credit Agreement as a Lender by acquiring an interest in the Commitments, Maximum Credit Amounts and Loans.  The assignments by each of the Lenders and the assumptions by each New Lender necessary to effect the foregoing are hereby consummated pursuant to the terms and provisions of this Amendment and Section 12.04(b).  The Borrower, the Administrative Agent, each New Lender and each Lender hereby consummate such assignment and assumption pursuant to the terms, provisions and representations of the Assignment and Assumption attached as Exhibit G to the Credit Agreement as if each of them had executed and delivered an Assignment and Assumption (with the Effective Date, as defined therein, being the Amendment Effective Date (as defined below)); provided that the Administrative Agent hereby waives the $3,500 processing and recordation fee set forth in Section 12.04(b)(ii)(C) with respect to such assignments and assumptions.  On the Amendment Effective Date and after giving effect to such assignments and assumptions, (i) each New Lender shall be a “Lender” for all purposes under the Credit Agreement and the other Loan Documents and (ii) the Applicable Percentage and Maximum Credit Amount of each Lender shall be as set forth on Annex I hereto.  Each Lender and each New Lender hereby consents and agrees to the Applicable Percentages and Maximum Credit Amounts as set forth on Annex I hereto.  With respect to the foregoing assignments and assumptions, in the event of any conflict between this Amendment and Section 12.04(b), this Amendment shall control.

Section 4.Redetermination of the Borrowing Base.  Pursuant to Section 2.07, the Administrative Agent and the Borrowing Base Increase Requisite Lenders have determined that the Borrowing Base shall be increased to $500,000,000, which redetermination is made after giving pro forma effect to this Amendment and is effective as of the Amendment Effective Date.  From and after the Amendment Effective Date, such amount shall remain the Borrowing Base until otherwise redetermined or adjusted in accordance with the Credit Agreement.  This constitutes the New Borrowing Base Notice and the redetermination of the Borrowing Base set forth herein constitutes the October 1, 2019 Scheduled Redetermination.

Section 5.Conditions Precedent.  This Amendment shall become effective on the date (such date, the “Amendment Effective Date”), when each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a)The Administrative Agent shall have received from each Lender, each New Lender, the Administrative Agent, the Borrower and each Guarantor counterparts (in such number as may be reasonably requested by the Administrative Agent) of this Amendment signed on behalf of such Person.

(b)The Borrower shall have paid (i) to the Administrative Agent (A) for the ratable account of each Lender, a fee in an amount equal to 0.45% multiplied by the amount of such Lender’s final allocated Commitment in effect on the Amendment Effective Date that is greater than such Lender’s Commitment immediately prior to the Amendment Effective Date, which fee shall be fully earned and due and payable on the Amendment Effective Date and (B) all fees and other amounts agreed in writing and due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement and (ii) to Simpson Thacher & Bartlett LLP, all fees and amounts required to be paid by the Borrower under the Credit Agreement, and due and payable on or prior to the Amendment Effective Date to the extent invoiced not later than one Business Day prior to the Amendment Effective Date.

(c)Both before and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

Section 6.Miscellaneous.

(a)Confirmation.  The provisions of the Credit Agreement, as amended by this Amendment, remain in full force and effect following the effectiveness of this Amendment. Neither the execution by the Administrative Agent or the Lenders of this Amendment, nor any other act or omission by Administrative Agent or the Lenders or their respective officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any defaults which may exist or which may occur in the future under the Credit Agreement and/or the other Loan Documents, or any future defaults of the same provisions waived hereunder (collectively “Violations”).  Similarly, nothing contained in this letter shall directly or indirectly in any way whatsoever either: (i) impair, prejudice or otherwise adversely affect the Administrative Agent’s or any of the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Violations, (ii) amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, except as expressly set forth herein, or (iii) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument.  Nothing in this letter shall be construed to be a waiver by the Administrative Agent or the Lenders of any Violations.

(b)Ratification and Affirmation; Representations and Warranties.  Each of the Borrower and each Guarantor hereby:

(i)acknowledges the terms of this Amendment,

(ii)ratifies and affirms their respective obligations, and acknowledges their respective continued liability, under each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby, and

(iii)represents and warrants to the Lenders that as of the date hereof, immediately after giving effect to the terms of this Amendment, all of the Borrower’s and such Guarantor’s, as applicable,

respective representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects, except that (A) to the extent any such representations and warranties are expressly limited to an earlier date, as of the date hereof, after giving effect to the terms of this Amendment, such representation and warranty continues to be true and correct in all material respects as of such specified earlier date and (B) to the extent that any such representation and warranty is qualified by materiality, such representation and warranty (as so qualified) is true and correct in all respects.

(c)Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission or other electronic transmission (e.g., .pdf) shall be effective as delivery of a manually executed counterpart hereof.

(d)NO ORAL AGREEMENT.  THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(e)GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(f)Payment of Expenses.  In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of one counsel to the Administrative Agent.

(g)Severability.  Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(h)Successors and Assigns.  The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(i)Jurisdiction; Venue; Consent to Service of Process; Waiver of Jury Trial.  The express terms of Section 12.09(b), (c) and (d) are hereby incorporated by reference, mutatis mutandis.

(j)Loan Document.  This Amendment is a Loan Document.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWER	MONTAGE RESOURCES CORPORATION

By:	/s/ Michael L. Hodges
Name:	Michael L. Hodges
Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:	ECLIPSE RESOURCES I, LP
ECLIPSE GP, LLC
ECLIPSE RESOURCES – OHIO, LLC
ECLIPSE RESOURCES OPERATING, LLC
BUCKEYE MINERALS & ROYALTIES, LLC
ECLIPSE RESOURCES MIDSTREAM, LP
ECLIPSE RESOURCES MARKETING, LP
ECLIPSE RESOURCES–PA, LP
BLUE RIDGE MOUNTAIN RESOURCES, INC.
BAKKEN HUNTER, LLC
TRIAD HUNTER, LLC
HUNTER REAL ESTATE, LLC
VIKING INTERNATIONAL RESOURCES CO., INC.

By:	/s/ Michael L. Hodges
Name:	Michael L. Hodges
Title:	Executive Vice President and Chief Financial Officer

Signature Page - 1
First Amendment to Third Amended and Restated Credit Agreement

BANK OF MONTREAL, as Administrative Agent

By:	/s/ Patrick Johnston
Name:	Patrick Johnston
Title:	Director

Signature Page - 2
First Amendment to Third Amended and Restated Credit Agreement

BMO HARRIS FINANCING, INC., as a Lender

By:	/s/ Patrick Johnston
Name:	Patrick Johnston
Title:	Director

Signature Page - 3
First Amendment to Third Amended and Restated Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ George E. McKean
Name:	George E. McKean
Title:	Senior Vice President

Signature Page - 4
First Amendment to Third Amended and Restated Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Scott Mackey
Name:	Scott Mackey
Title:	Director

Signature Page - 5
First Amendment to Third Amended and Restated Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

Signature Page - 6
First Amendment to Third Amended and Restated Credit Agreement

CITIBANK, N.A., as a Lender

By:	/s/ Phil Ballard
Name:	Phil Ballard
Title:	Vice President

Signature Page - 7
First Amendment to Third Amended and Restated Credit Agreement

CITIZENS BANK, N.A., as a New Lender

By:	/s/ David Slye
Name:	David Slye
Title:	Managing Director

Signature Page - 8
First Amendment to Third Amended and Restated Credit Agreement

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Michael Sharp
Name:	Michael Sharp
Title:	Authorized Signatory

Signature Page - 9
First Amendment to Third Amended and Restated Credit Agreement

CIT BANK, N.A., as a Lender

By:	/s/ John Feeley
Name:	John Feeley
Title:	Director

Signature Page - 10
First Amendment to Third Amended and Restated Credit Agreement

BRANCH BANKING & TRUST COMPANY, as a Lender

By:	/s/ Robert Kret
Name:	Robert Kret
Title:	VP

Signature Page - 11
First Amendment to Third Amended and Restated Credit Agreement

EAST WEST BANK, as a Lender

By:	/s/ Kaylan Hopson
Name:	Kaylan Hopson
Title:	First Vice President

Signature Page - 12
First Amendment to Third Amended and Restated Credit Agreement

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Max Gilbert
Name:	Max Gilbert
Title:	Vice President

Signature Page - 13
First Amendment to Third Amended and Restated Credit Agreement

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Cameron Hinojosa
Name:	Cameron Hinojosa
Title:	Vice President

Signature Page - 14
First Amendment to Third Amended and Restated Credit Agreement

BANK OF AMERICA N.A., as a New Lender

By:	/s/ Victor F. Cruz
Name:	Victor F. Cruz
Title:	Vice President

Signature Page - 15
First Amendment to Third Amended and Restated Credit Agreement

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Jamie Minieri
Name:	Jamie Minieri
Title:	Authorized Signatory

Signature Page - 16
First Amendment to Third Amended and Restated Credit Agreement

BP ENERGY COMPANY, as a Lender

By:	/s/ Ryan McGeachie
Name:	Ryan McGeachie
Title:	Vice President

Signature Page - 17
First Amendment to Third Amended and Restated Credit Agreement

ANNEX I
LIST OF COMMITMENTS

Applicable Percentages and Aggregate Maximum Credit Amounts

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Annex I - 1